UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

INTERNATIONAL TOWER HILL MINES LTD.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☐	Fee paid previously with preliminary materials.
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Suite 2300 1177 West Hastings St. Vancouver, BC Canada V6E 2K3

2016 ANNUAL GENERAL MEETING OF SHAREHOLDERS

NOTICE-AND-ACCESS NOTIFICATION TO SHAREHOLDERS

You are receiving this notification as International Tower Hill Mines Ltd. (the “Company”) has decided to use the notice and access model for delivery of meeting materials for its 2016 Annual General Meeting (“Meeting”) to its registered and Canadian beneficial shareholders. This Notice and Access Notification regarding the Meeting is prepared under the notice-and-access rules that came into effect on February 11, 2013 under National Instrument 54-101 Communication with Beneficial Owners of Securities of a Reporting Issuer”. Under notice and access, shareholders still receive a proxy or voting instruction form enabling them to vote at the Meeting. However, instead of a paper copy of the Notice of Meeting and Proxy Statement/Information Circular (“Proxy Statement”) and 2015 Annual Report (“2015 AR”), shareholders receive this notice with information on how they may access such materials electronically. The use of this alternative means of delivery is more environmentally responsible as it will help reduce paper use and also will reduce the cost of printing and mailing materials to shareholders.

MEETING DATE AND LOCATION

Date & Time:	Wednesday, May 25, 2016 at 9:00 a.m. PDT

Place:	McCarthy Tetrault LLP
Suite 2400 – 745 Thurlow Street
Vancouver, British Columbia
Canada

Only shareholders who own common shares of the Company at the close of business on the record date of

April 4, 2016 may vote at the Meeting or any adjournment or postponement of the Meeting.

AT THE MEETING, SHAREHOLDERS WILL BE ASKED TO CONSIDER AND VOTE ON THE FOLLOWING MATTERS:

1.	Fixing Number of Directors: Shareholders will be asked to fix the number of directors of the Company at five (5). Information can be found in the “Proposal One - Fixing Number of Directors” section of the Proxy Statement.

2.	Election of Directors: Shareholders will be asked to elect five (5) directors for the ensuing year. Information can be found in the “Proposal Two - Election of Directors” section of the Proxy Statement.

3.	Appointment of Independent Auditors: Shareholders will be asked to appoint PricewaterhouseCoopers LLP as the Company’s independent auditors for the fiscal year ending December 31, 2016, and to authorize the Company’s directors to fix their remuneration. Information can be found in the “Proposal Three - Appointment of Independent Auditors” section of the Proxy Statement.

4.	Advisory Approval of Executive Compensation: Shareholders will be asked to approve an advisory, non-binding resolution on the compensation of the Company’s named executive officers as described in the Proxy Statement. Information can be found in the “Compensation Discussion and Analysis” and “Proposal Four - Advisory Vote on Compensation of the Named Executive Officers” section of the Proxy Statement.

5.	Other Business: Shareholders may be asked to consider other items of business that may be properly brought before the Meeting. Information respecting the use of discretionary authority to vote on any such other business can be found in the “Proxy Instructions” section of the Proxy Statement.

SHAREHOLDERS ARE REMINDED TO VIEW THE MATERIALS FOR THE MEETING
PRIOR TO VOTING

WEBSITE WHERE MEETING MATERIALS ARE POSTED: http://www.ithmines.com/investors/agm/

Materials for the Meeting and the 2015 AR may also be viewed online at www.sedar.com under the Company’s profile.

HOW TO OBTAIN PAPER COPIES OF THE MEETING MATERIALS AND 2015 AR:

Shareholders may request that paper copies of the materials for the Meeting and the 2015 AR be sent to them by postal delivery at no cost to them by either calling the Company at 1-888-770-7488 (toll free) or by sending a written request to our offices at the address below:

Suite 2300 - 1177 West Hastings Street

Vancouver, British Columbia

Canada V6E 2K3

Attention: Corporate Secretary

Shareholders may also access the materials for the Meeting and the 2015 AR through the internet by going to the Company’s website at: http://www.ithmines.com/investors/agm/ or by sending an email to Lawrence.Talbot@ithmines.com or mritchie@ithmines.com and requesting a copy be sent to them by e-mail.

Requests may be made up to one (1) year from the date the Proxy Statement was filed on SEDAR, but requests should be received at least five (5) business days in advance of May 20, 2016, being the proxy cut-off date for voting at the Meeting, in order to receive the materials for the Meeting in advance of the proxy cut-off date for the Meeting.

VOTING:

Registered shareholders are asked to return their proxies using one of the following methods at least one business day in advance of May 20, 2016, being the proxy cut-off date for the Meeting:

INTERNET:	www.investorvote.com

TELEPHONE:	1-866-732-VOTE (8683) Toll Free

MAIL:	Computershare Investor Services Inc., Proxy Dept. 100 University Avenue, 8th Floor, Toronto, Ontario, CANADA

Non-registered holders are asked to use the Voting Instruction Form provided by Computershare or Broadridge, as applicable, and RETURN IT TO COMPUTERSHARE OR BROADRIDGE, as applicable (not to the Company), or vote through the Internet or by telephone as indicated on the Voting Instruction Form, in each case as soon as practicable to ensure that it is transmitted on time. It must be received by Computershare or Broadridge, as applicable, with sufficient time for them to file a proxy by the proxy deadline of May 20, 2016.

Shareholders with questions about notice-and-access can email the Company at Lawrence.Talbot@ithmines.com.